Exhibit 23.1
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                 Independent Auditors' Consent
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The Board of Directors
MEMC Electronic Materials, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of MEMC Electronic Materials, Inc. of our report dated January 25, 1996, relating to the consolidated balance sheets of MEMC Electronic Materials, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statement of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, and the related schedule, which report appears in the December 31, 1995, annual report on Form 10-K of MEMC Electronic Materials, Inc.

Our report refers to changes in accounting for postemployment benefits, postretirement benefits, and income taxes.


                              KPMG PEAT MARWICK LLP


St. Louis, Missouri
January 2, 1997